Exhibit 99.1

Contact:	Mark A. Steinkrauss, Vice President, Corporate Relations, Telephone and Data Systems, Inc. (312) 592-5384 mark.steinkrauss@teldta.com

BLACK CROW WIRELESS SIGNS SETTLEMENT AGREEMENT

FOR RELEASE: IMMEDIATE

November 27, 2001, Chicago, Illinois - Black Crow Wireless, L.P., a Delaware limited partnership, has signed a settlement agreement reached among the Federal Communications Commission, the U.S. government, NextWave Personal Communications, Inc. and a majority of the winning bidders in the Federal Communications Commission's Auction (No. 35). Black Crow Wireless, L.P. was a high bidder for 12 licenses totaling approximately $280 million in various markets in Auction (No. 35) that concluded in January 2001. The settlement agreement is subject to passage of congressional legislation prior to the end of 2001 and approval by the bankruptcy courts.

United States Cellular Corporation's [AMEX:USM] wholly owned subsidiary, USCC Wireless Investment, Inc., is a limited partner in Black Crow Wireless, L.P.

Telephone and Data Systems, Inc. [AMEX:TDS] owns 82.1% of U.S. Cellular.

Based in Chicago, U.S. Cellular manages and invests in cellular systems throughout the United States. At September 30, USM managed operational systems serving 146 markets.